First Midwest Bancorp

Acquisition of CoVest Bancshares

Safe Harbor Statement

First Midwest

This presentation may contain forward-looking statements regarding financial performance, business prospects, growth and operating strategies. Actual results, performance or developments could differ materially from those expressed or implied by these forward-looking statements as a result of known and unknown risks, uncertainties and other factors, including those identified in First Midwest's Form 10-K and other Securities and Exchange Commission filings, copies of which will be made available upon request. In addition, these forward-looking statements are also subject to the timing of the closing of the acquisition described herein, the impact of mark-to-market adjustments required by purchase accounting and issues that may arise in connection with the integration of CoVest. With the exception of fiscal year end information previously included in First Midwest's Form 10-K, the information contained herein is unaudited. First Midwest undertakes no duty to update the contents of this presentation.

Branches In Northwest Chicago Suburbs

First Midwest


Highland Park
Buffalo Grove
Deerfield
Arlington Heights
Schaumburg
Streamwood
Des Plaines
Corporate Headquarters
O'Hare Financial Center
Itasca

First Midwest = ● (red)

coVest banc = ● (yellow)

Strategic Considerations

First Midwest

- Creates significant opportunity for stockholder value creation
- Expands First Midwest's footprint in northwest suburbs of Chicago
- First Midwest expects to grow CoVest's franchise in context of First Midwest's premier relationship-based metropolitan Chicago franchise in conjunction with new O'Hare Financial Center
- Expected to reduce CoVest operating costs by approximately 20%

Transaction Summary

First Midwest

Transaction Value Per Share:	$27.45
Transaction Total Value: (1)	$102.5 million
Consideration:	Cash
Required Approvals:	CoVest shareholders and customary regulatory approvals
Termination Fee:	$5 million under certain circumstances
Due Diligence:	Completed
Walk-Away Provision:	Material adverse effect
Anticipated Closing:	Late 4th Quarter, 2003
Anticipated Financing:	Financing options under evaluation
Intangible Assets:	$59 million
Direct Merger Costs:	$5.7 million
Estimated EPS Impact to FMB: (2)	2004 accretion of $.06 per share

- Based on CoVest common shares outstanding of 3,450,825 and assumes conversion of 552,117 of CoVest options outstanding at a weighted average strike price of $13.44 per share.
- Based on First Call 2004 consensus estimate for CoVest as of September 9, 2003. Excluding estimated non-recurring expenses of $600 thousand after-tax, core accretion is estimated to be $.07 per share.

Deal Pricing

First Midwest

Total Consideration	$ 102,500,000
Purchase Price Per Share	$ 27.45
Premium to Trading Market (1)	2.73%
Deal Price / 2003 Estimated EPS (2)	15.3x
Deal Price / 2004 Estimated EPS (3)	14.1x
Deal Price / Book Value (4)	187.5%
Deal Price / Tangible Book Value (5)	191.7%
Tangible Book Premium / Deposits (6)	9.86%
FMBI Common Stock Price / 2003 Estimated EPS (7)	15.6x

- Based on COVB closing stock price of $26.72 as of the market close on September 10, 2003.
- Based on analysts consensus estimated EPS of $1.80 for the year ended December 31, 2003.
- Based on analysts consensus estimated EPS of $1.95 for the year ended December 31, 2004.
- Based on COVB June 30, 2003 book value of $14.64 per share.

(5)Based on COVB June 30, 2003 tangible book value of $14.32 per share.
(6)Based on COVB June 30, 2003 total deposits of $490.9 million.
(7)Based on analysts 2003 consensus estimated FMBI EPS of $1.97 and FMBI closing stock price of $30.08 as of the market close on September 10, 2003.

Pro Forma Summary Financial Impact

First Midwest

(Unaudited) *($ in millions, except per share data)*	As of June 30, 2003 First Midwest	CoVest	Pro forma Consolidated[1]
Assets	$ 6,456	$ 624	$ 7,144
Loans, net of unearned discount	3,499	549	4,053
Intangible assets	36	1	59
Deposits	4,527	491	5,021
Borrowed funds	1,313	76	1,390
Total stockholders' equity	508	50	508
Common shares outstanding at September 10, 2003	46,552	3,451	46,552
Common stock price on September 10, 2003	$ 30.08	$ 26.72	$ 30.08
Market Capitalization	$ 1,400,284	$ 92,211	$ 1,400,284
Selected Ratios			
Loan loss reserve as a percent of loans	1.40%	1.30%	1.39%
Total capital to risk-adjusted assets[2]	10.38%	12.69%	10.48%
Tangible common equity to assets	7.36%	7.93%	5.84%
Branches	67	3	70

- Reflects the impact of estimated mark-to-market adjustments required by purchase accounting. The estimates reflected may differ materially from the final purchase accounting adjustments due to changes in interest rates, the final composition of CoVest's assets and liabilities, and other factors.

(2) Assumes financing with either trust preferred securities, subordinated debt, or a combination thereof.

Pro Forma Earnings Impact

First Midwest

(Unaudited) *($ in millions, except per share data)*	Projection For Calendar Year 2004				
	After Tax Earnings			Earnings Per Share	
CoVest net income	$	7.0	(1)	$	0.15
Estimated cost savings		1.8	(2)		0.04
Integration costs, non-recurring		(0.6)	(3)		(0.01)
Amortization of purchase accounting adjustments		(0.1)	(4)		(0.00)
Amortization of core deposit intangible assets		(0.9)	(5)		(0.02)
Financing costs		(4.5)	(6)		(0.10)
Pro forma earnings impact	$	2.7		$	0.06

- Based on First Call 2004 estimate of $1.95 per share as of September 9, 2003.
- Based on internal estimate of cost savings; predominately personnel, data processing, and professional services.
- Represents estimated non-recurring data and operational conversion costs.
- Represents amortization of purchase accounting adjustments based on mark-to-market estimates. Final mark-to-market estimates will be determined on the closing date of the acquisition. The final estimates may differ materially from the estimated purchase accounting adjustments, due to changes in interest rates, the final composition of CoVest's assets and liabilities, and other factors.
- Reflects the amortization of an estimated core deposit intangible value of $12 million assumed to be amortized over 8 years. The value represents an internally estimated 4.5% of transactional deposits. Final value estimates will be determined on the closing date of the acquisition. Final estimates may differ materially due to changes in interest rates, the final composition of CoVest's liabilities, and other factors.
- Assumes the issuance of $102.5 million of debt financing at an "all-in" cost of 7.35%.

Supplemental Information

Pro Forma Select Financial Information
Loans

First Midwest

(Unaudited) ($ in thousands)	As of June, 2003						
	First Midwest		CoVest		Pro forma Consolidated		% of Total
Commercial and industrial	$	990,423	$	53,862	$	1,044,285	25.80%
Agricultural		83,182		—		83,182	2.05%
Consumer		891,033		33,730		924,763	22.84%
Real estate-1-4 family		129,428		53,046		182,474	4.51%
Real estate-commercial		1,023,487		350,767		1,374,254	33.95%
Real estate-construction		381,439		57,607		439,046	10.85%
Total Loans	$	3,498,992	$	549,012	$	4,048,004	100.00%

Pro Forma Select Financial Information
Deposits

First Midwest

(Unaudited) *($ in thousands)*	As of June, 2003			
	First Midwest	CoVest	Pro forma Consolidated	% of Total
Demand deposits	$ 858,040	$ 38,049	$ 896,089	17.85%
Savings deposits	507,794	117,564	625,358	12.46%
NOW accounts	859,165	37,163	896,328	17.86%
Money Market deposits	665,489	73,000	738,489	14.72%
Total core deposits	2,890,488	265,776	3,156,264	62.89%
Time deposits	1,636,915	225,168	1,862,083	37.11%
Total deposits	$ 4,527,403	$ 490,944	$ 5,018,347	100.00%

CoVest Historical Financial Data

First Midwest

($ in thousands, except per share data)	Six Months Ended June 30, 2003		Years Ended December 31,				
			2002		2001		2000
	(Unaudited)						
Loans	$ 549,012	$	535,024	$	509,620	$	500,431
Total Assets	624,238		608,921		585,729		585,792
Deposits	490,944		473,607		456,002		451,725
Stockholder's equity	50,484		48,586		45,151		48,034
Net Income	$ 3,137	$	6,596	$	5,769	$	4,550
Diluted earnings per share	$ 0.87	$	1.84	$	1.50	$	1.12
Return on average assets	1.03%		1.10%		0.99%		0.80%
Return on average equity	12.76%		14.15%		12.05%		9.75%
Net interest margin	3.60%		3.70%		3.58%		3.18%
Tier 1 capital to risk-adjusted assets	11.44%		10.80%		10.40%		11.40%
Total capital to risk-adjusted assets	12.69%		12.00%		11.70%		12.70%
Leverage ratio	7.95%		7.70%		7.30%		8.00%
Reserve to total loans	1.30%		1.32%		1.28%		1.13%
Nonperforming loans to total loans	0.91%		1.12%		0.50%		1.10%